EXHIBIT 99.1

news release

CONTACT:
Cheryl D. Hodges
(859) 392-3331

OMNICARE REPORTS SECOND-QUARTER RESULTS

  Adjusted Diluted EPS from Continuing Operations of 64 Cents up 36% from Prior Year, in Line with Expectations
  Quarterly Operating Cash Flow from Continuing Operations up 65% from Prior Year
  Company Grows Number of Beds Served Sequentially
  Company Commences Divestiture of Certain Non-Core Businesses

COVINGTON, Ky., July 30, 2009 – Omnicare, Inc. (NYSE:OCR), one of the nation's leading providers of pharmaceutical care for the elderly, reported today financial results for its second quarter ended June 30, 2009.

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “We are pleased to report quarterly results that were consistent with our expectations and again reflect strong year-over-year earnings growth. Our financial performance continues to benefit from the execution of strategic objectives to enhance Omnicare’s growth and profitability along with certain favorable trends in the pharmaceutical marketplace. We achieved sequential net bed growth during the quarter along with continued strong growth in our specialty pharmacy business. Then, too, ongoing progress was made in our productivity improvement and cost reduction initiatives, both in terms of lowering operating costs and in increasing cash flow. In fact, our operating cash flow from continuing operations for the quarter was up 65% versus the prior-year quarter allowing us to further strengthen our financial position.”

Discontinued Operations

The Company also noted that, upon completion of a strategic review, it has determined that it will divest certain non-core home healthcare and related ancillary businesses, in order to focus on growth opportunities that better utilize Omnicare’s core competencies. As a result of this decision, Omnicare has retained a financial advisor to manage the divestiture of these businesses and, for accounting purposes, has begun to classify

Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

them as discontinued operations in the second quarter of 2009. Consequently, all financial results referenced in this press release are for continuing operations only, unless otherwise stated. The financial impact of such discontinued operations on the results for the three and six months ended June 30, 2009 and 2008 is shown in the Discontinued Operations Section of the attached Financial Information. Additional comparable historical information for the most recent six quarters and the full-year ended December 31, 2008 can be found on the Company’s Web site at www.omnicare.com.

Second-Quarter Results

Financial results for the quarter ended June 30, 2009 under U.S. Generally Accepted Accounting Principles (“GAAP”), including restructuring and related charges, the effects of newly adopted accounting rules and other special items described below, as compared with the same prior-year period, were as follows:

  Earnings per diluted share from continuing operations were 36 cents versus 28 cents
  Income from continuing operations was $42.0 million as compared with $33.5 million
  Sales were $1,540.5 million as compared with $1,522.7 million

Results for both the second quarter of 2009 and 2008 include the impact of special items and accounting changes (described below) totaling $45.8 million pretax and $35.0 million pretax, respectively. Adjusting for these special items and accounting changes, results for the quarter ended June 30, 2009 and 2008, respectively, were as follows:

  Adjusted earnings per diluted share from continuing operations were 64 cents versus 47 cents
  Adjusted income from continuing operations was $74.8 million as compared with $55.3 million
  Sales were $1,540.5 million as compared with $1,522.7 million

Financial Position

Operating cash flow from continuing operations for the quarter ended June 30, 2009 was $141.5 million versus $85.7 million in the comparable prior-year quarter.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations for the second quarter of 2009, including the special items discussed below, were $137.0 million versus $120.1 million in the second quarter of 2008. Excluding the special items and accounting changes, adjusted EBITDA from continuing operations in the 2009 quarter was $174.4 million versus $148.6 million in the 2008 quarter.

During the second quarter of 2009, the Company repaid $75.0 million of its senior term A loan, had no borrowings outstanding on its revolving credit facility and, at June 30, 2009, had $276.2 million in cash on its balance sheet. The Company’s total debt to total capital at June 30, 2009 was 37.2%, down approximately 320 basis points from 40.4% at June 30, 2008 (as restated for the adoption of Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)(“FSP APB 14-1”).

To facilitate comparisons and to enhance the understanding of core operating performance, the discussion which follows includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items and accounting changes described elsewhere herein, and to present financial results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com.

Pharmacy Services Business

Omnicare's pharmacy services business generated sales from continuing operations of $1,499.7 million for the second quarter of 2009 as compared with sales from continuing operations of $1,469.1 million reported in the second quarter of 2008. Adjusted operating profit from continuing operations in this business was $165.9 million in the 2009 second quarter as compared with the $145.4 million earned in the same 2008 quarter.

Revenues in the pharmacy services business for the second quarter of 2009 were higher than in the 2008 second quarter owing largely to drug price inflation and the increased use of certain higher acuity drugs, existing drugs with new therapeutic indications and biologic agents, along with strong growth in specialty pharmacy services. Partially offsetting these factors were the increased availability and utilization of generic drugs, reductions in reimbursement and/or utilization for certain drugs and a lower year-over-year net number of beds served, along with a shift in mix toward assisted living which typically has lower penetration rates. The year-over-year increase in second-quarter operating profit was due largely to higher utilization of generic drugs, drug price inflation, greater savings in the sourcing of pharmaceutical and non-drug items and the benefits of other cost reduction and productivity improvement initiatives, including the Omnicare Full Potential Plan, lower employee benefit costs and continued favorable performance in the specialty pharmacy business.

At June 30, 2009, Omnicare served long-term care facilities as well as chronic care and other settings comprising approximately 1,427,000 beds, including approximately 59,000 patients served under the patient assistance programs of its specialty pharmacy services business and 43,000 beds served as part of its discontinued operations. The total number of beds served from continuing operations at June 30, 2009 was therefore 1,384,000. The comparable numbers at March 31, 2009 were 1,425,000, including approximately 56,000 patients served under the patient assistance programs of the specialty pharmacy services business and 43,000 beds served in discontinued operations, or total beds served from continuing operations of 1,382,000. The comparable numbers at June 30, 2008 were 1,438,000 beds, including approximately 70,000 patients served under the patient assistance programs of the specialty pharmacy services business and 46,000 beds served in discontinued operations, or a total of 1,392,000 beds served from continuing operations at June 30, 2008. The Company noted that sequential quarterly growth in beds served in the second quarter was achieved despite approximately 6,800 beds voluntarily foregone owing to pricing or payment issues as well as facility closures or sales. Moreover, excluded from the number of beds served at June 30, 2009 was an acquisition of a 6,000-bed institutional pharmacy that was originally expected to be completed in June but has since closed in July.

CRO Business

The Company's CRO business generated revenues of $40.8 million on a GAAP basis for the second quarter of 2009 as compared with the $53.6 million in revenues generated in the same prior-year quarter. Included in the 2009 and 2008 periods were reimbursable out-of-pocket expenses totaling $5.2 million and $8.8 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $35.6 million for the 2009 second quarter as compared with $44.8 million for the same prior-year period. Adjusted operating profit for the 2009 second quarter totaled $1.6 million versus $4.4 million in the same prior-year period. Backlog at June 30, 2009 was $259.6 million.

Six Months Results

Financial results for the six months ended June 30, 2009, as compared with the same prior-year period, including the impact of special items and accounting changes described below were as follows:

  Earnings per diluted share from continuing operations were 63 cents versus 51 cents
  Income from continuing operations was $74.2 million as compared with $61.0 million
  Sales were $3,082.6 million as compared with $3,053.2 million

Results for both the first half of 2009 and 2008 include the impact of special items and accounting changes (which are described later herein) of $105.8 million pretax and $71.2 million pretax, respectively. Adjusting for these special items, results for the six months ended June 30, 2009, as compared with the same prior-year period, were as follows:

  Adjusted earnings per diluted share from continuing operations were $1.29 versus $0.88
  Adjusted income from continuing operations was $150.8 million as compared with $104.9 million
  Adjusted sales were $3,082.6 million as compared with $3,053.2 million

EBITDA from continuing operations for the first six months of 2009, including the impact of special items and accounting changes, was $263.2 million versus $234.7 million in the comparable prior-year period. Excluding the special items, adjusted EBITDA from continuing operations in the first half of 2009 was $352.1 million as compared with $293.2 million in the first half of 2008.

Operating cash flow from continuing operations for the first half of 2009 totaled $262.3 million. Operating cash flow from continuing operations over the same period in 2008 was $227.2 million.

Special Items and Accounting Changes

As noted above, the results for the second quarter of 2009 from continuing operations include the impact of special items and accounting changes totaling approximately $45.8 million pretax ($32.8 million aftertax, or approximately 28 cents per diluted share). Operating income for the second quarter of 2009 includes special litigation charges of $28.4 million pretax associated with litigation and other professional fees in connection primarily with the Company’s lawsuit against UnitedHealth Group, Inc. and its affiliates (“United”); certain large customer disputes; and certain government inquiries, including a $23 million pretax addition to the settlement reserve pertaining to a previously-disclosed investigation by the U.S. Attorney’s Office, District of Massachusetts. The second-quarter results also include a pretax charge of $5.9 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, $1.4 million in pretax charges relating primarily to stock option expense under Statement of Financial Accounting Standards (“SFAS”) 123R, and a pretax charge of $1.2 million relating to incremental costs associated with the closure of one of the Company’s repackaging operations.

As a result of the Company’s recent adoption of SFAS No. 141R, Business Combinations, the second quarter of 2009 also includes a pretax charge of $2.0 million, comprised primarily of professional fees associated with 2009 acquisitions. In addition, the Company retrospectively adopted FSP APB 14-1, effective January 1, 2009. This accounting change resulted in incremental, non-cash interest expense of $6.9 million pretax in the second quarter of 2009.

The results for the second quarter of 2008 from continuing operations include the impact of special items and an accounting change totaling $35.0 million pretax ($21.9 million aftertax, or approximately 18 cents per diluted share). Operating income for the second quarter of 2008 includes special litigation charges of $16.0 million pretax associated with litigation and other related professional fees in connection primarily with the Company’s lawsuit against United and certain large customer disputes, as well as previously disclosed government inquiries, a pretax charge of $10.8 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan and a pretax charge of $1.7 million relating to incremental costs associated with the closure of one of the Company’s repackaging operations. The second quarter of 2008 results also include incremental, non-cash interest expense of $6.4 million pretax related to the adoption of FSP APB 14-1.

Results for the first half of 2009 from continuing operations include special items totaling $105.8 million pretax ($76.6 million aftertax, or approximately 65 cents per diluted share), including $12.8 million pretax for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, $70.0 million pretax associated with the above-mentioned litigation and related professional fees, pretax charges of $13.7 million pertaining to the adoption of FSP APB 14-1, $3.2 million in pretax charges relating primarily to stock option expense under SFAS 123R, $3.2 million pretax relating to incremental costs associated with the closure of one of the Company’s repackaging operations and $2.9 million pretax relating to the adoption of SFAS No. 141R.

Results for the first half of 2008 from continuing operations include special items totaling $71.2 million pretax ($43.8 million aftertax, or approximately 37 cents per diluted share), including $17.2 million pretax for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, $37.7 million pretax associated with the above-mentioned litigation and related professional fees, pretax charges of $12.7 million pertaining to the adoption of FSP APB 14-1 and $3.6 million pretax relating to incremental costs associated with the closure of one of the Company’s repackaging operations.

Outlook

“We believe that we have the right strategy in place to develop and support growth opportunities and to capitalize on our scale advantages to increase productivity and reduce costs,” said Gemunder. “That said, we have seen additional reimbursement reductions on certain drugs as well as a challenging environment in the contract research business linger on. Looking ahead, we continue to believe that our diluted earnings per share from continuing operations, as adjusted for special items, for the full-year 2009 will be within our original range of guidance, albeit toward the lower end of that range. As such, we are refining our range of earnings guidance for the full-year 2009 to $2.50 to $2.55 per adjusted diluted share.

“Longer term, we believe the fundamentals underpinning our business remain sound. In light of demographics and the importance of pharmaceutical care to the treatment of the chronic diseases of aging, we believe demand for pharmacy services for the senior population should continue to grow. Given our market position and scale advantages, we believe we are well positioned to address both the growing care needs and cost concerns of this aging population.”

Webcast Today

Omnicare will hold a conference call to discuss second-quarter results today, Thursday, July 30, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

          Calling from the United States or Canada: 888-634-8522
          Calling from other countries: 706-634-6522
          Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities, chronic care and other settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare's pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 31 countries worldwide. For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in the calculation of average wholesale price; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	2009 (a)(c)(e)	2008 (a)(b)(c)(e)	2009 (a)(c)(f)	2008 (a)(b)(c)(f)
Net sales	$1,540,507	$1,522,712	$3,082,612	$3,053,150
Cost of sales	1,168,778	1,149,864	2,320,546	2,309,445
Heartland repack matters	815	1,560	1,917	3,134

Gross profit	370,914	371,288	760,149	740,571
Selling, general and administrative
expenses	203,491	226,951	419,624	453,178
Provision for doubtful accounts	22,710	24,093	47,981	52,245
Restructuring and other related charges	5,883	10,784	12,800	17,232
Litigation and other related professional fees	28,357	16,022	70,022	37,664
Heartland repack matters	381	180	1,272	499
Acquisition and other related costs	2,011	—	2,850	—

Operating income	108,081	93,258	205,600	179,753
Investment income	1,032	1,959	3,439	4,570
Interest expense	(29,775)	(35,693)	(61,062)	(72,506)
Amortization of discount on convertible notes	(6,927)	(6,421)	(13,724)	(12,721)

Income from continuing operations before income taxes	72,411	53,103	134,253	99,096
Income tax expense	30,417	19,609	60,031	38,065

Income from continuing operations	41,994	33,494	74,222	61,031
Loss from discontinued operations, including
impairment charge of $12,065 aftertax during
the 2009 periods (a)	(13,275)	(559)	(14,609)	(1,946)

Net income	$28,719	$32,935	$59,613	$59,085

Earnings (loss) per common share - Basic:(d)
Continuing operations	$0.36	$0.28	$0.64	$0.51
Discontinued operations (a)	(0.11)	(0.00)	(0.13)	(0.02)

Net income	$0.25	$0.28	$0.51	$0.50

Earnings (loss) per common share - Diluted:(d)
Continuing operations	$0.36	$0.28	$0.63	$0.51
Discontinued operations (a)	(0.11)	(0.00)	(0.12)	(0.02)

Net income	$0.24	$0.28	$0.51	$0.50
Weighted average number of common shares outstanding:
Basic	116,852	117,901	116,652	118,874

Diluted	117,640	118,672	117,490	119,606

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (g)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

	Pharmacy Services (a)	CRO Services		Corporate and Consolidated	Consolidating Totals (a)
Three months ended June 30, 2009 (a):
Adjusted net sales	$1,499,704	$35,647	(h)	$—	$1,535,351 (h)

Adjusted operating income (expense) from continuing operations (i)	$165,882	$1,620		$(20,535)	$146,967
Depreciation and amortization expense	21,385	469		13,983	35,837
Amortization of discount on convertible notes	—	—		(6,927)	(6,927)
Incremental SFAS 123R amortization expense	—	—		(1,439)	(1,439)

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) from continuing operations (i)(j)	$187,267	$2,089		$(14,918)	$174,438

Three months ended June 30, 2008 (a)(b):
Adjusted net sales	$1,469,081	$44,816	(h)	$—	$1,513,897 (h)

Adjusted operating income (expense) from continuing operations (i)	$145,399	$4,400		$(27,995)	$121,804
Depreciation and amortization expense	19,344	450		13,427	33,221
Amortization of discount on convertible notes	—	—		(6,421)	(6,421)

Adjusted EBITDA from continuing operations (i)(j)	$164,743	$4,850		$(20,989)	$148,604

Six months ended June 30, 2009 (a):
Adjusted net sales	$2,997,066	$74,603	(h)	$—	$3,071,669 (h)

Adjusted operating income (expense) from continuing operations (i)	$337,559	$4,664		$(44,579)	$297,644
Depreciation and amortization expense	42,227	943		28,183	71,353
Amortization of discount on convertible notes	—	—		(13,724)	(13,724)
Incremental SFAS 123R amortization expense	—	—		(3,183)	(3,183)

Adjusted EBITDA from continuing operations (i)(j)	$379,786	$5,607		$(33,303)	$352,090

Six months ended June 30, 2008 (a)(b):
Adjusted net sales	$2,950,346	$86,623	(h)	$—	$3,036,969 (h)

Adjusted operating income (expense) from continuing operations (i)	$285,516	$7,842		$(55,076)	$238,282
Depreciation and amortization expense	38,199	889		28,564	67,652
Amortization of discount on convertible notes	—	—		(12,721)	(12,721)

Adjusted EBITDA from continuing operations (i)(j)	$323,715	$8,731		$(39,233)	$293,213

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	June 30, 2009 (a)	December 31, 2008 (a)(b)
ASSETS
Current assets:
Cash and cash equivalents	$273,766	$214,668
Restricted cash	2,484	1,891
Accounts receivable, net	1,270,946	1,337,558
Unbilled receivables, CRO	23,093	22,329
Inventories	338,453	449,023
Deferred income tax benefits	142,042	134,249
Other current assets	181,184	176,989
Current assets of discontinued operations	31,696	34,986

Total current assets	2,263,664	2,371,693

Properties and equipment, net	210,245	208,527
Goodwill	4,235,328	4,211,221
Identifiable intangible assets, net	311,793	329,446
Other noncurrent assets	259,150	272,113
Noncurrent assets of discontinued operations	45,846	57,245

Total noncurrent assets	5,062,362	5,078,552

Total assets	$7,326,026	$7,450,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$240,328	$333,728
Accrued employee compensation	35,884	50,082
Deferred revenue, CRO	14,798	23,227
Current debt	1,438	1,784
Other current liabilities	246,444	221,632
Current liabilities of discontinued operations	8,830	10,336

Total current liabilities	547,722	640,789

Long-term debt, notes and convertible debentures	2,212,114	2,352,824
Deferred income tax liabilities	553,553	525,426
Other noncurrent liabilities	278,829	276,284
Noncurrent liabilities of discontinued operations	53	53

Total noncurrent liabilities	3,044,549	3,154,587

Total liabilities	3,592,271	3,795,376

Stockholders’ equity	3,733,755	3,654,869

Total liabilities and stockholders’ equity	$7,326,026	$7,450,245

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

	Three months ended June 30, 2009 (a)	Six months ended June 30, 2009 (a)
Cash flows from operating activities:
Net income	$28,719	$59,613
Loss from discontinued operations	13,275	14,609
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation expense	12,927	25,467
Amortization expense	22,910	45,886
Changes in assets and liabilities, net of effects from acquisition of businesses	63,672	116,705

Net cash flows from operating activities of continuing operations	141,503	262,280
Net cash flows from operating activities of discontinued operations	521	662

Net cash flows from operating activities	142,024	262,942

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(11,390)	(43,100)
Capital expenditures	(6,718)	(15,315)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	(605)	843
Other	605	(1,789)

Net cash flows used in investing activities of continuing operations	(18,108)	(59,361)
Net cash flows used in investing activities of discontinued operations	(222)	(444)

Net cash flows used in investing activities	(18,330)	(59,805)

Cash flows from financing activities:
Payments on revolving credit facility, term A loan and long-term
borrowings and obligations	(75,499)	(150,993)
Decrease in cash overdraft balance	1,266	(137)
Payments for stock awards and exercise of
stock options, net of stock tendered in payment	11,334	9,464
Excess tax benefits from stock-based compensation	1,928	2,366
Dividends paid	(2,679)	(5,352)

Net cash flows used in financing activities of continuing operations	(63,650)	(144,652)
Net cash flows used in financing activities of discontinued operations	—	—

Net cash flows used in investing activities	(63,650)	(144,652)
Effect of exchange rate changes on cash	(727)	831

Net decrease in cash and cash equivalents	59,317	59,316
Less increase in cash and cash equivalents of discontinued operations	299	218

Increase in cash and cash equivalents of continuing operations	59,018	59,098
Cash and cash equivalents at beginning of period	214,748	214,668

Cash and cash equivalents at end of period	$273,766	$273,766

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (g)
(000s, except per share amounts)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	2009 (a)	2008 (a)(b)	2009 (a)	2008 (a)(b)
Adjusted net sales:
Net sales (c)	$1,540,507	$1,522,712	$3,082,612	$3,053,150
Reimbursable out-of-pockets (c)	(5,156)	(8,815)	(10,943)	(16,181)

Adjusted net sales, excluding EITF No. 01-14 (h)	$1,535,351	$1,513,897	$3,071,669	$3,036,969

Adjusted gross profit:
Gross profit	$370,914	$371,288	$760,149	$740,571
Special items (i)	815	1,560	1,917	3,134

Adjusted gross profit (i)	$371,729	$372,848	$762,066	$743,705

Adjusted operating income (earnings before interest and income taxes, “EBIT”):
EBIT	$108,081	$93,258	$205,600	$179,753
Special items (i)	38,886	28,546	92,044	58,529

Adjusted EBIT (i)	$146,967	$121,804	$297,644	$238,282

Adjusted income from continuing operations before income taxes:
Income from continuing operations before income taxes	$72,411	$53,103	$134,253	$99,096
Special items (i)	45,813	34,967	105,768	71,250

Adjusted income from continuing operations before income taxes (i)	$118,224	$88,070	$240,021	$170,346

Adjusted income from continuing operations:
Income from continuing operations	$41,994	$33,494	$74,222	$61,031
Special items, net of taxes (i)	32,789	21,854	76,626	43,823

Adjusted income from continuing operations (i)	74,783	55,348	150,848	104,854
Loss from discontinued operations, including impairment charge of $12,065 aftertax during the 2009 periods (a)	(13,275)	(559)	(14,609)	(1,946)

Adjusted net income	$61,508	$54,789	$136,239	$102,908

Adjusted earnings per share:(d)
Basic earnings per share from continuing operations	$0.36	$0.28	$0.64	$0.51
Special items, net of taxes (i)	0.28	0.19	0.66	0.37
Adjusted basic earnings per share from continuing operations (i)	$0.64	$0.47	$1.29	$0.88
Basic earnings per share from discontinued operations	(0.11)	(0.00)	(0.13)	(0.02)
Adjusted basic earnings per share	$0.53	$0.46	$1.17	$0.87

Diluted earnings per share from continuing operations	$0.36	$0.28	$0.63	$0.51
Special items, net of taxes (i)	0.28	0.18	0.65	0.37
Adjusted diluted earnings per share from continuing operations (i)	$0.64	$0.47	$1.29	$0.88
Diluted earnings per share from discontinued operations	(0.11)	(0.00)	(0.12)	(0.02)
Adjusted diluted earnings per share	$0.52	$0.46	$1.16	$0.86

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”): (j)
EBIT from continuing operations	$108,081	$93,258	$205,600	$179,753
Depreciation and amortization expense	35,837	33,221	71,353	67,652
Amortization of discount on convertible notes	(6,927)	(6,421)	(13,724)	(12,721)

EBITDA from continuing operations (j)	136,991	120,058	263,229	234,684
Special items (i)	37,447	28,546	88,861	58,529

Adjusted EBITDA from continuing operations (i)(j)	$174,438	$148,604	$352,090	$293,213

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (g)
(000s)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	2009 (a)	2008 (a)(b)	2009 (a)	2008 (a)(b)
EBITDA to net cash flows from operating activities:
EBITDA (j)	$136,991	$120,058	$263,229	$234,684
(Subtract)/Add:
Interest expense, net of investment income	(28,743)	(33,734)	(57,623)	(67,936)
Income tax provision	(30,417)	(19,609)	(60,031)	(38,065)
Changes in assets and liabilities, net of effects from acquisition of businesses	63,672	18,937	116,705	98,562

Net cash flows from operating activities of continuing operations	141,503	85,652	262,280	227,245
Net cash flows from operating activities of discontinued operations	521	696	662	1,367

Net cash flows from operating activities	$142,024	$86,348	$262,942	$228,612

Free cash flow: (k)
Net cash flows from operating activities	$141,503	$85,652	$262,280	$227,245
Capital expenditures	(6,718)	(15,523)	(15,315)	(27,430)
Dividends	(2,679)	(2,666)	(5,352)	(5,412)

Free cash flow (k)	$132,106	$67,463	$241,613	$194,403

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT from continuing operations	$129,557	$118,415	$250,739	$229,901
Special items (i)	36,325	26,984	86,820	55,615

Adjusted EBIT from continuing operations- Pharmacy Services (i)	$165,882	$145,399	$337,559	$285,516

Adjusted EBITDA - Pharmacy Services: (i)
EBITDA from continuing operations (j)	$150,942	$137,759	$292,966	$268,100
Special items (i)	36,325	26,984	86,820	55,615

Adjusted EBITDA - from continuing operations Pharmacy Services (i)(j)	$187,267	$164,743	$379,786	$323,715

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (g)
(000s)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	2009	2008 (b)	2009	2008 (b)
Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(22,443)	$(28,957)	$(49,098)	$(56,616)
Special items (i)	1,908	962	4,519	1,540

Adjusted EBIT - Corporate and Consolidating (i)	$(20,535)	$(27,995)	$(44,579)	$(55,076)

Adjusted EBITDA - Corporate and Consolidating: (j)
EBITDA (j)	$(15,387)	$(21,951)	$(34,639)	$(40,773)
Special items (i)	469	962	1,336	1,540

Adjusted EBITDA - Corporate and Consolidating (i)(j)	$(14,918)	$(20,989)	$(33,303)	$(39,233)

Segment Reconciliations - CRO Services:
Adjusted net sales - CRO Services:
Net sales (c)	$40,803	$53,631	$85,546	$102,804
Reimbursable out-of-pockets (c)	(5,156)	(8,815)	(10,943)	(16,181)

Adjusted net sales - CRO Services (h)	$35,647	$44,816	$74,603	$86,623

Adjusted EBIT - CRO Services:
EBIT	$967	$3,800	$3,959	$6,468
Special items (i)	653	600	705	1,374

Adjusted EBIT - CRO Services (i)	$1,620	$4,400	$4,664	$7,842

Adjusted EBITDA - CRO Services: (j)
EBITDA (j)	$1,436	$4,250	$4,902	$7,357
Special items (i)	653	600	705	1,374

Adjusted EBITDA - CRO Services (i)(j)	$2,089	$4,850	$5,607	$8,731

DEFINITIONS:

GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles (“GAAP”).

Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Discontinued Operations - Summary Financial Data, Non-GAAP Basis (g)
(000s)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	2009 (a)	2008 (a)(b)	2009 (a)	2008 (a)(b)

Net sales
Pharmacy Services - continuing operations	$1,499,704	$1,469,081	$2,997,066	$2,950,346
Pharmacy Services - discontinued operations	19,818	27,440	41,273	55,981

Total Pharmacy Services	1,519,522	1,496,521	3,038,339	3,006,327

CRO Services(h)	35,647	44,816	74,603	86,623

Total net sales - continuing operations (h)	1,535,351	1,513,897	3,071,669	3,036,969
Total net sales - discontinued operations	19,818	27,440	41,273	55,981

Total net sales (h)	$1,555,169	$1,541,337	$3,112,942	$3,092,950

Adjusted operating income (loss) (i)
Pharmacy Services - continuing operations (i)	$165,882	$145,399	$337,559	$285,516
Pharmacy Services - discontinued operations including impairment charge of $14,492 pretax during the 2009 periods (a)	(16,496)	(899)	(18,705)	(3,150)

Total Pharmacy Services	149,386	144,500	318,854	282,366

CRO Services (i)	1,620	4,400	4,664	7,842
Corporate (i)	(20,535)	(27,995)	(44,579)	(55,076)

Total adjusted operating income - continuing operations (i)	146,967	121,804	297,644	238,282
Total adjusted operating loss - discontinued operations including impairment charge of $14,492 pretax during the 2009 periods (a)	(16,496)	(899)	(18,705)	(3,150)

Total operating income (i)	$130,471	$120,905	$278,939	$235,132

Depreciation and amortization (“D&A”)
Pharmacy Services - continuing operations	$21,385	$19,344	$42,227	$38,199
Pharmacy Services - discontinued operations	1,156	1,348	2,381	2,732

Total Pharmacy Services	22,541	20,692	44,608	40,931

CRO Services	469	450	943	889
Corporate (i)	5,617	7,006	11,276	15,843

Total D & A - continuing operations (i)	27,471	26,800	54,446	54,931
Total D & A - discontinued operations	1,156	1,348	2,381	2,732

Total D & A (i)	$28,627	$28,148	$56,827	$57,663

Loss from discontinued operations (a)
Loss from operations of disposal group, pretax	$(2,008)	$(912)	$(4,222)	$(3,172)
Income tax benefit	798	353	1,678	1,226

Loss from operations of disposal group, aftertax	(1,210)	(559)	(2,544)	(1,946)

Impairment charge, pretax	(14,492)	—	(14,492)	—
Income tax benefit on impairment charge	2,427	—	2,427	—

Impairment charge, aftertax	(12,065)	—	(12,065)	—

Loss from discontinued operations, aftertax	$(13,275)	$(559)	$(14,609)	$(1,946)

Loss from operations of disposal group per diluted share	$(0.01)	$—	$(0.02)	$—
Loss from impairment charge per diluted share	(0.10)	—	(0.10)	—

Loss from discontinued operations per diluted share	$(0.11)	$—	$(0.12)	$—

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(a)	In the second quarter of 2009, the Company commenced activities to divest certain home healthcare and related ancillary businesses (“the disposal group”) that are non- strategic in nature. The disposal group, historically part of Omnicare’s Pharmacy Services segment, primarily represents ancillary businesses which accompanied other more strategic assets obtained by Omnicare in connection with the Company’s institutional pharmacy acquisition program. The results from continuing operations for all periods presented have been revised to reflect the results of the disposal group as discontinued operations, including certain expenses of the Company related to the divestiture. The Company anticipates completing the divestiture within the following twelve months. All amounts disclosed herein relate to the Company’s continuing operations unless otherwise stated.

(b)	Effective January 1, 2009, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Staff Position (FSP) No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). Financial statements for all prior periods presented have been restated for this change in accounting.

(c)	In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales. The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information. EITF No. 01-14 relates solely to the Company’s contract research services business.

(d)	EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(e)	The three months ended June 30, 2009 and 2008 continuing operations include the following special items and accounting change impacts totaling $45,813 and $34,967 pretax, respectively ($32,789 and $21,854 aftertax, respectively):

(i) For the three months ended June 30, 2009 and 2008, operating income includes restructuring and other related charges of $5,883 and $10,784 before taxes ($3,636 and $6,682 after taxes, or $0.03 and $0.06 per diluted share), respectively. This charge relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative primarily designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth, as well as other realignment and right-sizing across the entire organization.

(ii) The three months ended June 30, 2009 and 2008 also include special litigation and other related professional fees of $28,357 and $16,022 before taxes ($22,000 and $10,067 after taxes, or $0.19 and $0.08 per diluted share), respectively. The $28,357 pretax charge for the three months ended June 30, 2009 includes

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

litigation-related professional expenses in connection with the investigation by the United States Attorney’s Office, District of Massachusetts, the Company’s lawsuit against UnitedHealth Group, Inc. and its affiliates (“United”), the Company’s response to subpoenas related to other legal proceedings to which the Company is not a party, certain other large customer disputes, and the investigation by the federal government and certain states relating to drug substitutions. Also included in the $28,357 is a special litigation charge of $23,000 pretax, representing an addition to the settlement reserve established in connection with the previously disclosed investigation by the United States Attorney’s Office, District of Massachusetts. This special litigation charge relates to the Company’s estimate of potential settlement amounts and associated costs under Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies” (“SFAS No. 5”). The Company cannot predict the ultimate outcome of this matter. The $16,022 pretax charge for the three months ended June 30, 2008 relates primarily to litigation-related professional expenses in connection with the Company’s lawsuit against United, certain other larger customer disputes, the investigation by the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas related to other legal proceedings to which the Company is not a party.

(iii)	For the three months ended June 30, 2009, operating income includes a special charge of $1,196 before taxes ($815 and $381 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($740 after taxes, or $0.01 per diluted share) for additional costs precipitated by the previously disclosed Heartland Repack Services quality control, product recall and fire issues (“Repack Matters”). For the three months ended June 30, 2008, operating income includes a special charge of $1,740 before taxes ($1,560 and $180 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($1,089 after taxes, or $0.01 per diluted share) for costs associated with the Repack Matters.

(iv)	For the three months ended June 30, 2009, operating income included acquisition and other related costs of $2,011 before taxes ($1,242 after taxes, or $0.01 per diluted share) related to the implementation of the SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”) accounting change. These expenses were primarily related to professional fees for 2009 acquisitions.

(v)	For the three months ended June 30, 2009, selling, general and administrative expenses included charges of $1,439 before taxes ($890 after taxes, or $0.01 per diluted share) relating to the prior implementation of the SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) accounting change, which primarily relates to stock option expense. SFAS 123R requires the Company to record compensation costs relating to share-based payment transactions, including stock options, in its consolidated financial statements, based on estimated fair

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
 (000s, except per share amounts and unless otherwise stated)
Unaudited

values. The incremental SFAS 123R costs in the comparable prior period were not considered significant.

	(vi)	For the three months ended June 30, 2009 and 2008, the Company recorded amortization of discount on convertible notes of $6,927 and $6,421 before taxes ($4,281 and $4,016 after taxes, or $0.04 and $0.03 per diluted share), respectively, for a non-cash increase in pretax interest expense related to the implementation of the FSP APB 14-1 accounting change.

(f)	The six months ended June 30, 2009 and 2008 continuing operations include the following special items and accounting change impacts totaling $105,768 and $71,250 pretax, respectively ($76,626 and $43,823 aftertax, respectively):

	(i)	For the six months ended June 30, 2009 and 2008, operating income includes restructuring and other related charges of $12,800 and $17,232 before taxes ($7,905 and $10,560 after taxes, or $0.07 and $0.09 per diluted share), respectively. This charge relates to the implementation of the aforementioned “Omnicare Full Potential” Plan.

	(ii)	The six months ended June 30, 2009 and 2008 also include special litigation and other related professional fees of $70,022 and $37,664 before taxes ($54,549 and $23,080 after taxes, or $0.46 and $0.19 per diluted share), respectively. The $70,022 pretax charge for the six months ended June 30, 2009 includes litigation- related professional expenses in connection with the investigation by the United States Attorney’s Office, District of Massachusetts, the Company’s lawsuit against United, the Company’s response to subpoenas related to other legal proceedings to which the Company is not a party, certain other large customer disputes, and the investigation by the federal government and certain states relating to drug substitutions. Also included in the $70,022 is a special litigation charge of $58,000 pretax, representing an addition to the settlement reserve established in connection with the previously disclosed investigation by the United States Attorney’s Office, District of Massachusetts. This special litigation charge relates to the Company’s estimate of potential settlement amounts and associated costs under SFAS No. 5. The Company cannot predict the ultimate outcome of this matter. The $37,664 pretax charge for the six months ended June 30, 2008 relates primarily to litigation-related professional expenses in connection with the Company’s lawsuit against United, certain other larger customer disputes, the investigation by the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas related to other legal proceedings to which the Company is not a party.

	(iii)	For the six months ended June 30, 2009, operating income includes a special charge of $3,189 before taxes ($1,917 and $1,272 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($1,970 after taxes, or $0.02 per diluted share) for additional costs precipitated by the previously disclosed Repack Matters. For the six months ended June 30,

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

2008, operating income includes a special charge of $3,633 before taxes ($3,134 and $499 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($2,227 after taxes, or $0.02 per diluted share) for costs associated with the Repack Matters.

(iv)	For the six months ended June 30, 2009, operating income included acquisition and other related costs of $2,850 before taxes ($1,760 after taxes, or $0.01 per diluted share) related to the implementation of the SFAS No. 141 accounting change. These expenses were primarily related to professional fees for 2009 acquisitions.

(v)	For the six months ended June 30, 2009, selling, general and administrative expenses included charges of $3,183 before taxes ($1,966 after taxes, or $0.02 per diluted share) relating to the prior implementation of the SFAS No. 123R accounting change, which primarily relates to stock option expense. SFAS 123R requires the Company to record compensation costs relating to share-based payment transactions, including stock options, in its consolidated financial statements, based on estimated fair values. The incremental SFAS 123R costs in the comparable prior period were not considered significant.

(vi)	For the six months ended June 30, 2009 and 2008, the Company recorded amortization of discount on convertible notes of $13,724 and $12,721 before taxes ($8,476 and $7,956 after taxes, or $0.07 and $0.07 per diluted share), respectively, for a non-cash increase in pretax interest expense related to the implementation of the FSP APB 14-1 accounting change.

(g)	Omnicare believes that investors’ understanding of Omnicare’s performance is enhanced by the Company’s disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company’s performance through focusing on the results generated by the Company’s ongoing core operations and by excluding certain non-cash charges, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare’s method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(h)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (c) above.

(i)	The noted presentation for the three and six months ended June 30, 2009 and 2008 excludes the special items and accounting change impacts discussed in footnote (e) and (f) above. Management believes these items are not related to Omnicare’s ordinary course of business and/or are non-cash in nature, as previously discussed in footnote (g) above.

(j)	EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare uses EBITDA primarily as an indicator of the Company’s ability to service its debt, and believes that certain investors find EBITDA to be a useful financial measure for the same purpose. However,

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(k)	Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.